AMENDMENT NO. 1

                                       TO

                              MANAGEMENT AGREEMENT

         This Amendment No. 1 (this "Amendment") is made and entered into as of April 14, 1997, by and between COMMUNITY CARE OF AMERICA, INC., a Delaware corporation ("Owner"), and INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("Manager").

         WHEREAS, Owner and Manager entered into a Management Agreement, dated as of December 27, 1996 (the "Management Agreement"), pursuant to which Owner engaged the Manager to manage the financial, accounting, and ancillary services contracting functions for Owner during the term of the Management Agreement; and

         WHEREAS, Owner and Manager wish to amend the Management Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

         1. Section 5.3 of the Management Agreement is hereby amended to read in its entirety as follows:

"5.3   Notwithstanding the foregoing,

         (a) Owner shall be entitled to defer payment of all Management Fees to May 1, 1998; provided that, prior to such date, if Business Funds are available for payment of any Management Fee in accordance with the priority of payment provisions of Section 3.3 and such available Business Funds are not paid toward the accrued Management Fee, the amount that was so available for payment and not paid shall bear interest from the Payment Date on which such Management Fee would otherwise have been paid (pursuant to subparagraph (b), below), at the rate of fifteen (15%) percent per annum.

         (b) From and after May 1, 1998, the Management Fee (including any amount carried over pursuant to the succeeding sentence hereof) shall be payable on each Payment Date only to the extent that the Business Funds (as defined in Section 3.3) shall be sufficient as of such date; provided that after April 30, 1998, the Manager shall be entitled to cause a drawdown under any revolving credit facility of the Owner to make payment of any Management Fee then payable or accrued from prior periods. Any portion of the Management Fee not paid in accordance with this subparagraph shall be carried over and be payable on the immediately succeeding Payment Date; provided, however, that Owner shall pay Manager interest on such unpaid portion of the Management Fee at the rate specified in the Subordinated Note of even date herewith made by Owner in favor of IHS Financial Holdings, Inc.

         (c)  All  payments  of  Management   Fees  shall  be  applied   against
outstanding fees in the order in which they have accrued."


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         2. Except as  modified  by this  Amendment,  the  Management  Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        COMMUNITY CARE OF AMERICA,

                                        INC.

                                        By:__________________________________
                                                Deborah A. Lau, President

                                        INTEGRATED HEALTH SERVICES,
                                        INC.

                                        By:_________________________________

                                        Name:_______________________________

                                        Title:______________________________


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